UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 25, 2008

Kaiser Himmel Imperiali, Inc.
(Exact name of registrant as specified in this charter)
(Formally Imperiali, Inc.)

Florida	000-52406	65-0574887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 S. Flagler Dr., Suite 800W, West Palm Beach, FL	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code: (561) 805-9494

Imperiali, Inc. .
(Former Name or Former Address, if Changes Since Last Report)

Item 1.01
Entry into a Material Definitive Agreement

Item 1.02
Termination of a Material Definitive Agreement

Item 5.01
Changes in Control of Registrant

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 7.01
Regulation FD Disclosure

Item 8.01
Other Events

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Upon recent events, on May 25, 2008 the Company determined that the transaction with Kaiser Himmel Corporation (KHC) needs to be reevaluated. As stated in the prior 8K filed November 15, 2007 and subsequent 10QSB for six months ended February 29, 2008 the conditions of the transaction require the delivery of restricted Sprint Nextel common stock along with power of attorney by October 2008. However recent events have raised the possibility that those restrictions may not be able to be met.

Due to this uncertainty, the Company has determined that the 80,000,000 shares issued for common stock for 13,600,000 shares of Sprint Nextel common shock should not be recorded by the Company until conditions of the restriction are satisfied and that those shares are transferred to the control of the Company.

As a result the total assets and total stockholders equity on the balance sheet at February 29, 2008 will be reduced by $80,982,900. Also, the unrealized loss in the statement of operations for the six months ended February 29, 2009 would be reduced by $90,550,500. The basic and diluted earnings per share increased from the previously reported loss of $1.045 to $0.000.

Accordingly, the Company will amend its Form 10QSB for the period ended February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KAISER HIMMEL IMPERIALI, INC

Date: May 28, 2008	By:	/s/ Coreen M. Cunningham
Director